UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2009

Embarq Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32732	20-2923630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5454 W. 110th Street Overland Park, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

(913) 323-4637

(Registrant’s Telephone Number, including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

There follows a discussion of certain compensation decisions made on February 27, 2009 by the Compensation Committee (the “Committee”) of the Board of Directors of Embarq.

2008 Short-Term Incentive Program

On February 27, 2009, the Committee reviewed and approved the payment of cash under Embarq’s 2008 Short-Term Incentive (“STI”) program for Thomas A. Gerke, President and Chief Executive Officer, Gene M. Betts, Chief Financial Officer, Harrison S. Campbell, President-Consumer Markets, Dennis G. Huber, Chief Technology Officer, and Thomas J. McEvoy, President – Business Markets.

The Committee determined that the achievement of the performance objectives under the 2008 STI program resulted in a payout percentage of 106% of the STI target opportunity, which resulted in the following cash payments to: Mr. Gerke, $803,815; Mr. Betts, $466,400; Mr. Campbell, $310,580; Mr. Huber, $257,581; and Mr. McEvoy, $310,580

2009 Short-Term Incentive Program

On February 27, 2009, the Committee established the performance objectives and other terms of our 2009 STI program for the named executive officers and other eligible employees for January 1, 2009 to June 30, 2009 (the “plan period”). The 2009 STI program provides for a payout calculation of incentive compensation based on the weighted achievement of performance objectives during the plan period relating to telecommunications segment services revenue (35% weighting) and operating cash flow (65% weighting), both as adjusted for certain items. Threshold payment for telecommunications segment services revenue is at 50% and for operating cash flow is at 25%, target payment is at 100%, with a maximum of 200% of an individual’s target opportunity and a payment calculation resulting in 0% for performance below the threshold level. This payout calculation is subject to the discretion of the Committee, who can decrease the payment to 0% of an individual’s target opportunity and increase the payment to 200% of an individual’s target opportunity. If the closing of Embarq’s merger with CenturyTel, Inc. (“CenturyTel”) occurs prior to June 30, 2009, year-to-date results from the most recently completed month will be utilized to determine the percentage payout calculation for the plan period.

On February 27, 2009, the Committee established the following individual full-year STI target opportunities for: Mr. Gerke, $900,000; Mr. Betts, $440,000; Mr. Campbell, $293,000; Mr. Huber, $243,000; and Mr. McEvoy, $293,000. These target opportunities are identical to the full-year 2008 STI target opportunities and will be pro-rated for the six-month performance period.

2009 Long-Term Incentive Program

On February 27, 2009 (the “Grant Date”), the Committee approved the grant of Embarq’s 2009 annual equity awards to the named executive officers and other eligible employees as part of Embarq’s 2009 Long-Term Incentive Program (the “LTI Awards”). The LTI Awards consist solely of restricted stock units (the “RSUs”), which are subject to the terms of the Embarq Corporation 2008 Equity Incentive Plan, a copy of which is attached as Exhibit 10.1 to the Form 8-K filed on May 2, 2008 and is incorporated herein by reference (the “Plan”), and the Form of Restricted Stock Unit Award Agreement, a copy of which is attached as Exhibit 10.1 to this report and is incorporated herein by reference (the “Award Agreement”). The following description of the RSUs is qualified in its entirety by reference to the full text of the Plan and the Award Agreement.

An RSU entitles the holder to receive from Embarq, at Embarq’s discretion, either one share of Embarq common stock at a particular date in the future or an amount of cash equal to the market value of one share of Embarq common stock on that future date. The number and class of shares, if shares are to be delivered under the RSUs, is subject to adjustment for certain capital events involving the common stock. The RSUs have a ratable vesting schedule over three years, with 34% vesting on February 27, 2010 and 33% vesting on each of February 27, 2011 and February 27, 2012.

In general, all unsettled RSUs will be settled upon an RSU holder’s death or disability. If an RSU holder retires on or after the earlier of (i) the closing of Embarq’s merger with CenturyTel (the “CenturyTel Change in Control”) or (ii) February 27, 2010, then a pro rata portion – based on the number of completed months between the Grant Date and the RSU holder’s retirement divided by 36 (the total number of months in the vesting period) – will be settled and all other unsettled RSUs will be cancelled. All unsettled RSUs will be cancelled as of the employee’s date of termination of employment if an RSU holder ceases to be an employee on account of: (a) termination by the employer for cause; (b) voluntary resignation; (c) retirement prior to the earlier of the CenturyTel Change in Control or February 27, 2010; or (d) involuntary termination (which includes an RSU holder’s refusal to accept a non-comparable position, as such term, or comparable term or concept, is defined in the RSU holder’s employment agreement, if any, or if not, the Embarq Executive Severance Plan, a copy of which is attached as Exhibit 10.1 to the Form 10-Q filed on October 30, 2008) prior to the earlier of (1) the CenturyTel Change in Control, (2) July 26, 2009 or (3) a change in control other than the CenturyTel Change in Control.

If the CenturyTel Change of Control occurs prior to the one-year anniversary of the Grant Date, and the RSU holder is a named executive officer who is involuntarily terminated or terminates because of an event giving rise to a good reason termination (as such term, or comparable term or concept, is defined in the named executive officer’s employment agreement, if any, or if not, the Embarq Executive Severance Plan, and includes demotion or material reduction in compensation), then unsettled RSUs held by the named executive officer on such officer’s date of termination of employment will be settled in an amount equal to the greater of (a) 50% of the RSUs or (b) a prorated amount of the RSUs with the numerator equal to the number of completed months between the Grant Date and such officer’s date of termination of employment (not to exceed 12), and the denominator equal to 12. However, if (i) the CenturyTel Change in Control occurs on or after the one-year anniversary of the Grant Date, or (ii) a change in control other than the CenturyTel Change in Control occurs, and a named executive officer is involuntarily terminated or an event giving rise to a good reason termination occurs within one year after the CenturyTel Change in Control or other change in control, as applicable, then all unsettled RSUs held by such officer will be settled on the named executive officer’s date of termination of employment. Except as otherwise described, if a named executive officer is involuntarily terminated on or after (1) July 26, 2009 if the CenturyTel Change in Control has not occurred prior to such date, or (2) the one-year anniversary of the CenturyTel Change in Control, all unsettled RSUs held by such officer will be cancelled as of the later of the officer’s date of termination of employment or last day of the officer’s severance period.

Notwithstanding the foregoing, in the case of an involuntary or a good reason termination within one year after a change in control, including the CenturyTel Change in Control, a named executive officer must remain continuously employed from the Grant Date to the date of such change in control to receive accelerated treatment as described above. In the case of a named executive officer’s involuntary or good reason termination within one year after the CenturyTel Change in Control, to receive accelerated treatment as described above, such officer must provide transition services at the employer’s request for a period not to exceed one year after the date of the CenturyTel Change in Control, unless otherwise agreed to in writing between the officer and the employer, and during such time the employer must continue to provide the officer with compensation at a level that is substantially similar to the level of compensation provided prior to such involuntary termination or event giving rise to a good reason termination.

In accordance with previously established target opportunities, on the Grant Date, the Committee granted the following number of RSUs to: Mr. Gerke 74,792; Mr. Betts, 49,861; Mr. Campbell, 30,470; Mr. Huber, 18,614; and Mr. McEvoy, 30,470.

Non-Employee Director Compensation Program

Embarq’s Non-Employee Director Compensation Program under Embarq’s 2006 Equity Incentive Plan provides for the grant of restricted stock units to non-employee directors upon each non-employee director’s initial election to the Embarq board of directors (“initial awards”) and at each annual stockholder meeting thereafter (“annual awards”). Under the plan, initial awards vest at the third regular annual stockholder meeting after the grant date and, upon a change in control, a prorated amount of unsettled restricted stock units underlying an initial award vest and are immediately settled based on the number of days between the director’s first date of service through the date of the change in control. Since Embarq is not planning to hold a 2009 annual stockholder meeting, in light of the expected closing of Embarq’s merger with CenturyTel, the Committee determined at its meeting on February 27, 2009 that April 30, 2009 would be the vesting date for unvested initial awards of restricted stock units granted on July 28, 2006 held by non-employee directors.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2009	Embarq Corporation

	By:	/s/ Claudia S. Toussaint
	Name:	Claudia S. Toussaint
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement